Exhibit 99.1

FOR IMMEDIATE RELEASE
April 18, 2005

Texas Regional Bancshares, Inc. Reports First Quarter Earnings

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for first quarter 2005 of $23,799,000, or $0.48 per diluted common share, compared to $17,157,000, or $0.38 per diluted common share, for the comparable 2004 period. All per share amounts for prior periods have been adjusted for the three-for two stock split effected as a 50% stock dividend declared and distributed to shareholders of Texas Regional during third quarter 2004. Return on assets and return on shareholders’ equity averaged 1.60 percent and 15.90 percent, respectively, compared to 1.53 percent and 14.29 percent, respectively, for the corresponding 2004 period.

The first quarter of 2005 includes a full three months of results from the Southeast Texas Bancshares, Inc. acquisition, as well as results from the Valley Mortgage Company, Inc. and Mercantile Bank & Trust, FSB acquisitions. Texas Regional completed the acquisitions of Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004, Valley Mortgage Company, Inc. (“Valley Mortgage”) on November 23, 2004 and Mercantile Bank & Trust, FSB (“Mercantile”) on January 14, 2005. The results of operations for Southeast Texas, Valley Mortgage and Mercantile have been included in the consolidated financial statements since their respective purchase dates. Furthermore, during first quarter 2005 the Company benefited from a special distribution received as a result of the merger of the PULSE EFT Association with Discover Financial Services, a business unit of Morgan Stanley.

“We have recently expanded our franchise into the Dallas market with the acquisition of Mercantile Bank & Trust, FSB,” said Glen E. Roney, Chairman of the Board. “With this acquisition and the completion of the new facility in Weslaco, Texas State Bank now operates 71 banking centers in the Dallas Area, Greater Houston Area, East Texas, the Rio Grande Valley and other areas of South Texas.”

OPERATING HIGHLIGHTS

Net interest income of $57,718,000 for first quarter 2005 increased $14,614,000, or 33.9 percent over first quarter 2004. Average total interest-earning assets, the primary factor in net interest income growth, increased 31.7 percent from first quarter 2004 to $5,483,333,000 for first quarter 2005. The net interest margin, on a taxable-equivalent basis, increased nine basis points to 4.34 percent for first quarter 2005 compared to the corresponding 2004 period.

Provision for loan losses of $5,407,000 for first quarter 2005 increased $1,483,000 or 37.8 percent from first quarter 2004 primarily due to loan production and the increase in total loans as a result of 2004 acquisitions, particularly the acquisition of Southeast Texas in March 2004. The provision for loan losses represented 0.57 percent of average loans held for investment for first quarter 2005 compared to 0.58 percent for first quarter 2004. Net charge-offs totaled $4,642,000 for first quarter 2005, representing 0.49 percent of average loans compared to 0.42 percent of average loans for first quarter 2004.

Noninterest income of $24,773,000 for first quarter 2005 increased $11,305,000 or 83.9 percent over first quarter 2004. Service charges on deposits amounted to $9,140,000 for first quarter 2005, an increase of

$1,842,000 over first quarter 2004 primarily resulting from a full quarter of service charges generated from deposits obtained with the Southeast Texas acquisition in March 2004. Trust service fees of $1,840,000 for first quarter 2005 increased 153.1 percent over first quarter 2004 attributable to an increase in the average fair value of trust accounts by 130.0 percent during first quarter 2005 compared to the comparable prior year period. The increase in the average fair value of trust accounts was primarily due to the acquisition of Southeast Texas and additional trust business developed since the time of that acquisition in the southeast Texas markets. The fair value of assets managed by the trust department totaled $1,475,545,000 at March 31, 2005. Net realized gains (losses) on sales of securities available for sale decreased to a $2,000 net loss for first quarter 2005 compared to a $499,000 net gain for first quarter 2004. During first quarter 2004, the Company sold various callable securities with unrealized gains before their anticipated call dates. Data processing service fees increased by $502,000 or 23.7 percent during first quarter 2005 to $2,624,000 compared to first quarter 2004 primarily as a result of a $332,000 termination fee collected during first quarter 2005. The number of data processing clients totaled 26 at both March 31, 2005 and March 31, 2004. Loan servicing income (loss), net of amortization of the mortgage servicing rights (“MSR”) asset, increased to $115,000 net servicing income for first quarter 2005 compared to $182,000 net servicing loss for first quarter 2004, reflecting an increase of $297,000 from the prior year period. The increase resulted primarily from $142,000 in servicing income generated from Valley Mortgage, as well as a decrease in MSR amortization of $257,000 during first quarter 2005 compared to first quarter 2004. Other operating income increased by $6,032,000 to $6,639,000 for first quarter 2005 compared to first quarter 2004, primarily due to a $5,252,000 special distribution received as a result of the merger of the PULSE EFT Association with Discover Financial Services.

Noninterest expense of $41,162,000 for first quarter 2005 increased $14,299,000 or 53.2 percent over first quarter 2004. This increase corresponds generally with growth in business volumes, including business volumes attributable to the acquisition of Southeast Texas and its 29 banking centers near the end of the first quarter of 2004 and increases resulting from the addition of 7 other banking centers during the twelve months ended March 31, 2005. As of March 31, 2005, Texas State Bank had a total of 71 banking centers.  Unlike first quarter 2004, noninterest expense for first quarter 2005 includes a full quarter of expenses related to the 29 banking centers added with the Southeast Texas acquisition in March 2004. Salaries and employee benefits increased 64.8 percent during first quarter 2005 to $22,717,000 compared to first quarter 2004 due to higher staffing levels and salary and other compensation increases. The number of full-time equivalent employees of 2,061 at March 31, 2005 increased 23.1 percent from March 31, 2004. The efficiency ratio was 49.9 percent for the quarter ended March 31, 2005, compared to 47.5 percent for the quarter ended March 31, 2004.

FINANCIAL CONDITION

Assets totaled $6,089,473,000 at March 31, 2005, reflecting an increase of $636,102,000, or 11.7 percent from March 31, 2004, primarily due to an increase in loan production. In the first quarter of 2005, loan growth was offset by loan repayments including $56,248,000 from three loan relationships which were paid when the borrowers obtained permanent long-term financing or sold their business. Loans held for investment of $3,843,779,000 at March 31, 2005 increased $546,559,000 or 16.6 percent from March 31, 2004. Deposits increased to $5,002,140,000 at March 31, 2005, up $454,396,000 or 10.0 percent from March 31, 2004. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged 10.4 percent and 5.6 percent, respectively, for the twelve months ended March 31, 2005. Other assets at March 31, 2005 included total goodwill and identifiable intangibles of $224,985,000.

Shareholders’ equity at March 31, 2005 increased $47,099,000 from March 31, 2004 to $600,896,000, reflecting an 8.5 percent increase. The increase resulted primarily from net income for the twelve months ended March 31, 2005 of $83,300,000, partially offset by a decrease in other comprehensive income by $33,591,000 during the same period. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.53 percent, 10.44 percent and 7.84 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At March 31, 2005, total loans held for investment of $3,843,779,000 included $41,518,000 or 1.08 percent classified as nonperforming compared to 0.46 percent on March 31, 2004. The increase in nonperforming loans by $26,364,000 to $41,518,000 at March 31, 2005 compared to $15,154,000 at March 31, 2004 resulted primarily from the addition of one loan relationship totaling $22,100,000. The allowance for loan losses of $47,313,000 represented 1.23 percent of loans held for investment and 114.0 percent of nonperforming loans at March 31, 2005. Net charge-offs for first quarter 2005 were 0.49 percent of average loans held for investment compared to 0.42 percent for first quarter 2004. Total nonperforming assets at March 31, 2005 of $49,520,000 represented 1.29 percent of total loans held for investment and foreclosed and other assets compared to 0.86 percent at March 31, 2004. Accruing loans 90 days or more past due of $27,764,000 at March 31, 2005 totaled 0.72 percent of total loans held for investment and foreclosed and other assets compared to 0.24 percent at March 31, 2004. Accruing loans 90 days or more past due increased by $19,770,000 to $27,764,000 at March 31, 2005 compared to $7,994,000 at March 31, 2004. This increase is primarily a result of the addition during the last year of four large relationships totaling $18,455,000.

OTHER INFORMATION

Texas Regional paid a quarterly cash dividend of $0.10 per share on April 15, 2005 to common shareholders of record on April 1, 2005. This dividend represents a $0.017 per share, or 20.5 percent increase over the dividend paid for the same period in 2004.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts commercial banking business through 71 banking centers primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling John A. Martin, Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004
Condensed Income Statements
Loans Held for Investment	$66,061	$62,127	$57,904	$54,669	$44,515
Securities	14,139	13,283	13,399	12,573	12,130
Other Interest-Earning Assets	814	521	254	389	293
Total Interest Income	81,014	75,931	71,557	67,631	56,938
Deposits	20,238	17,538	15,638	14,185	12,438
Other Borrowed Money	3,058	2,802	2,098	1,712	1,396
Total Interest Expense	23,296	20,340	17,736	15,897	13,834
Net Interest Income	57,718	55,591	53,821	51,734	43,104
Provision for Loan Losses	5,407	5,769	6,197	4,693	3,924
Service Charges – Deposits	9,140	10,449	10,530	10,264	7,298
Other Service Charges	3,172	2,586	2,521	2,431	2,096
Insurance Commission, Fees and Premiums	926	1,200	1,252	969	301
Trust Service Fees	1,840	1,843	1,674	1,444	727
Net Realized Gains (Losses) on Sales of Securities Available for Sale	(2)	1,010	2,963	1,383	499
Data Processing Service Fees	2,624	2,201	2,080	2,128	2,122
Loan Servicing Income (Loss), Net	115	(212)	(677)	(279)	(182)
Other Noninterest Income	6,958	1,103	659	745	607
Total Noninterest Income	24,773	20,180	21,002	19,085	13,468
Salaries and Employee Benefits	22,717	20,528	20,514	19,428	13,782
Net Occupancy Expense	3,409	2,977	3,157	3,293	2,173
Equipment Expense	3,987	4,398	4,020	3,909	3,219
Other Real Estate (Income) Expense, Net	229	(199)	(57)	572	121
Amortization – Identifiable Intangibles	1,841	1,791	1,998	1,591	798
Other Noninterest Expense, Net	8,979	9,243	9,066	9,718	6,770
Total Noninterest Expense	41,162	38,738	38,698	38,511	26,863
Income Before Income Tax Expense	35,922	31,264	29,928	27,615	25,785
Income Tax Expense	12,123	10,416	10,107	8,783	8,628
Net Income	$23,799	$20,848	$19,821	$18,832	$17,157
Per Common Share Data (1)
Net Income-Basic	$0.48	$0.42	$0.41	$0.39	$0.38
Net Income—Diluted	0.48	0.42	0.40	0.38	0.38
Market Value at Period End	30.11	32.68	31.09	30.61	28.37
Book Value at Period End	12.12	11.99	11.67	11.04	11.34
Cash Dividends Declared	0.100	0.100	0.100	0.083	0.083
Share Data (1) (in Thousands)
Basic	49,570	49,185	48,921	48,858	45,236
Diluted	49,855	49,566	49,500	49,424	45,749
Shares Outstanding at Period End (1)	49,592	49,553	48,960	48,875	48,846
Selected Financial Data
Return on Average Assets	1.60%	1.46%	1.43%	1.39%	1.53%
Return on Average Equity	15.90	14.10	14.10	13.79	14.29
Leverage Capital Ratio	7.84	8.32	8.17	7.99	9.38
Expense Efficiency Ratio (2)	49.90	51.13	51.72	54.38	47.48
TE Net Interest Income (3)	$58,717	$56,681	$54,813	$52,653	$43,967
TE Adjustment (3)	999	1,090	992	919	863
Net Interest Income, as Reported	$57,718	$55,591	$53,821	$51,734	$43,104
TE Net Interest Margin (3)	4.34%	4.36%	4.34%	4.30%	4.25%

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004
Goodwill, Net	$194,963	$174,503	$163,928	$165,637	$165,808
Identifiable Intangibles, Net	30,022	29,607	30,803	30,668	32,259
Trust Assets Held, at Fair Value	1,475,545	1,466,841	1,420,664	1,315,346	1,138,061
Full-Time Equivalent Employees	2,061	1,997	1,914	1,901	1,674
Condensed Balance Sheets
Loans Held for Investment	$3,843,779	$3,750,519	$3,538,428	$3,438,666	$3,297,220
Securities	1,652,438	1,530,713	1,513,536	1,470,178	1,514,357
Other Interest-Earning Assets	47,834	29,769	20,471	17,904	55,514
Total Interest-Earning Assets	5,544,051	5,311,001	5,072,435	4,926,748	4,867,091
Cash and Due from Banks	133,450	145,528	138,860	134,731	173,974
Premises and Equipment, Net	140,145	134,239	131,443	128,302	125,582
Other Assets, Net	319,140	293,603	319,697	290,923	327,818
Allowance for Loan Losses	(47,313)	(45,024)	(43,153)	(41,956)	(41,094)
Total Assets	$6,089,473	$5,839,347	$5,619,282	$5,438,748	$5,453,371
Savings and Time Deposits	$4,081,869	$3,894,067	$3,721,681	$3,740,983	$3,719,274
Other Borrowed Money	441,329	461,751	437,970	280,868	307,881
Total Interest-Bearing Liabilities	4,523,198	4,355,818	4,159,651	4,021,851	4,027,155
Demand Deposits	920,271	866,773	850,432	860,241	828,470
Other Liabilities	45,108	22,698	37,808	17,155	43,949
Total Liabilities	5,488,577	5,245,289	5,047,891	4,899,247	4,899,574
Shareholders’ Equity	600,896	594,058	571,391	539,501	553,797
Total Liabilities and Equity	$6,089,473	$5,839,347	$5,619,282	$5,438,748	$5,453,371
Condensed Average Balance Sheets
Loans Held for Investment	$3,858,477	$3,631,640	$3,483,354	$3,383,797	$2,713,645
Securities	1,581,314	1,517,518	1,523,544	1,501,918	1,416,884
Other Interest-Earning Assets	43,542	23,820	17,987	40,884	33,162
Total Interest-Earning Assets	5,483,333	5,172,978	5,024,885	4,926,599	4,163,691
Cash and Due from Banks	143,284	136,899	126,523	141,361	100,336
Premises and Equipment, Net	138,366	132,538	129,560	126,577	111,448
Other Assets, Net	314,765	294,784	292,067	290,574	156,374
Allowance for Loan Losses	(48,548)	(44,804)	(43,108)	(43,849)	(35,057)
Total Assets	$6,031,200	$5,692,395	$5,529,927	$5,441,262	$4,496,792
Savings and Time Deposits	$4,103,834	$3,804,139	$3,758,880	$3,747,073	$3,177,044
Other Borrowed Money	396,068	399,386	312,575	283,272	212,613
Total Interest-Bearing Liabilities	4,499,902	4,203,525	4,071,455	4,030,345	3,389,657
Demand Deposits	896,633	871,569	864,818	834,725	596,331
Other Liabilities	27,655	29,216	34,473	26,852	27,893
Total Liabilities	5,424,190	5,104,310	4,970,746	4,891,922	4,013,881
Shareholders’ Equity	607,010	588,085	559,181	549,340	482,911
Total Liabilities and Equity	$6,031,200	$5,692,395	$5,529,927	$5,441,262	$4,496,792
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$41,518	$19,750	$16,610	$11,965	$15,154
Foreclosed and Other Assets	8,002	7,398	11,386	10,594	13,362
Total Nonperforming Assets	49,520	27,148	27,996	22,559	28,516
Accruing Loans 90 Days or
More Past Due	27,764	19,684	6,785	8,105	7,994
Net Charge-Offs	4,642	3,898	5,000	3,831	2,859
Net Charge-Offs to Average Loans	0.49%	0.43%	0.57%	0.46%	0.42%

(1) Restated to retroactively give effect for the three-for-two stock split effected as a 50% stock dividend declared and distributed by the Company during third quarter 2004.
(2) Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.
(3) Taxable-equivalent adjustment computed based on a 35% tax rate.